RATIO OF EARNINGS TO FIXED CHARGES

SEK millions                                                     1998       1999      2000      2001     2002    2002-09    2003-09
                                                                 ----       ----      ----      ----     ----    -------    -------
Income (loss) before taxes                        A             1,046        726     3,377       805    1,001      1,112        680
Interest expense                                  B               488        593       649       913    1,036        746        644
Capitalized interest (20-F Note 8)                C               225        207       184       198       26         21         11
Portion of rental expense, operating leases
            (Note 18, 1/3 of total)               D               292        214       227       393      396        321        334
Total adj pretax income excl cap. interest    A + B + D         1,826      1,533     4,253     2,111    2,433      2,179      1,658
Total fixed charges                           B + C + D         1,005      1,014     1,060     1,504    1,458      1,088        989
Ratio Earnings to fixed charges                                   1.8        1.5       4.0       1.4      1.7        2.0        1.7
needed for ratio 1.00

ACCORDING TO US GAAP:

SEK millions                                                     1998       1999      2000      2001     2002     2002-09   2003-09
                                                                 ----       ----      ----      ----     ----     -------   -------
Net income (loss), US GAAP                                        627      1,036     3,602       942    1,413       1,435       425
Income taxes, Swedish GAAP                                       (395)       100      (280)      605       30         (95)      (86)
Further income taxes, US GAAP                                     (14)
Further tax effect, US GAAP                                         1        (14)       23        69     (100)       (108)       43
Income (loss) before taxes, US GAAP              A              1,035        950     3,859       268    1,483       1,638       468
Interest expense, US GAAP                        B                488        593       649       913    1,036         746       644
Capitalized interest                             C                225        207       184       198       26          21        11
Portion of rental expense                        D                292        214       227       393      396         321       334
Total adj pretax income excl cap. interest   A + B + D          1,815      1,757     4,735     1,574    2,915       2,705     1,446
Total fixed charges                          B + C + D          1,005      1,014     1,060     1,504    1,458       1,088       989
Ratio Earnings to fixed charges                                   1.8        1.7       4.5       1.0      2.0         2.5       1.5
needed for ratio 1.00

RATIO OF EARNINGS TO FIXED CHARGES  -  RESTRICTED GROUP

SEK millions                                                      2000       2001       2002       2002-09     2003-09
                                                                  ----       ----       ----       -------     -------
Income (loss) before taxes                                       3,377        805      1,001         1,112         680
            less Property (excluding dividend)                    (127)      (179)      (245)         (125)       (258)
            Total                                   A            3,250        626        756           987         422
Interest expense                                                   649        913      1,036           746         644
            less Property                                         (174)      (242)      (263)         (198)      (236)
            Total                                   B              475        671        773           548         408
Capitalized interest                                C              184        198         26            21          11
Portion of rental expense, operating leases
            (Note 18, 1/3 of total)                 D              227        393        396           321         334
Total adj pretax income excl cap. interest      A + B + D        3,952      1,690      1,925         1,856       1,164
Total fixed charges                             B + C + D          886      1,262      1,195           890         753
Ratio Earnings to fixed charges                                    4.5        1.3        1.6           2.1         1.5
needed for ratio 1.00